Exhibit 99.1

OFFICE LEASE

BETWEEN

PARK CENTRAL PROPERTY LLC

“LANDLORD”

AND

MARKWEST ENERGY PARTNERS, L.P.

“TENANT”

Park Central

1515 Arapahoe Street

Denver, Colorado 80202

TABLE OF CONTENTS

Page

1.	LEASE OF PREMISES

2.	TERM OF LEASE

3.	RENT

4.	EXPENSE AND TAX ADJUSTMENTS

5.	CHARACTER OF OCCUPANCY

6.	SERVICES AND UTILITIES

7.	QUIET ENJOYMENT

8.	MAINTENANCE AND REPAIRS

9.	ALTERATIONS AND ADDITIONS

10.	ENTRY BY LANDLORD

11.	MECHANIC’S LIENS

12.	INSURANCE

13.	WAIVER OF CLAIMS AND INDEMNITY

14.	DAMAGE BY FIRE OR OTHER CASUALTY

15.	CONDEMNATION

16.	ASSIGNMENT AND SUBLETTING

17.	ESTOPPEL CERTIFICATE

18.	DEFAULT; REMEDIES

19.	[RESERVED]

20.	HOLDING OVER

21.	CONTROL OF COMMON AREAS AND PARKING

22.	PARKING

23.	SIGNS

24.	SURRENDER AND NOTICE

25.	SUBORDINATION AND ATTORNMENT

26.	PAYMENTS AFTER TERMINATION

27.	AUTHORITIES FOR ACTION AND NOTICES

28.	SECURITY DEPOSIT

29.	RULES AND REGULATIONS

30.	RELOCATION OF TENANT

31.	BROKERAGE

32.	GENERAL PROVISIONS

33.	DEFINED TERMS; FORCE AND EFFECT

34.	OPTION TO RENEW

35.	RIGHT OF FIRST OFFER

ii

Page

36.	ROOFTOP AND RISERS RIGHTS

37.	LANDLORD’S WORK

iii

OFFICE LEASE

(Park Central Tower II Suites 400, 600 & 700)

THIS OFFICE LEASE (this “Lease”) is made this 19th day of April, 2006 (the “Effective Date”), by and  between PARK CENTRAL PROPERTY LLC, a Delaware limited liability company (“Landlord”), and MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (“Tenant”).

1.             LEASE OF PREMISES.

1.1          The Premises.  In consideration of the payment of rent and the keeping and performance by Tenant of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, those certain premises (the “Premises”) depicted on Exhibits “A-1” through “A-3” attached hereto and incorporated herein, said Premises consisting of approximately 44,696 rentable square feet of space commonly known as Suites 400 (14,301 rentable square feet), 600 (17,139 rentable square feet), and 700 (13,256 rentable square feet) of Tower II of the building located at 1515 Arapahoe Street, Denver, Colorado 80202, and commonly known as Park Central (hereinafter called the “Building”).  Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the Premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and any other appurtenant rights or easements.  The Building, plazas, common areas, other areas and appurtenances, plus the land upon which the same are situated, are hereinafter collectively sometimes called the “Building Complex.”

1.2          Condition of Premises.

(a)           Tenant acknowledges that except as may be expressly provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of any part of the same for the conduct of Tenant’s business.  Except as expressly set forth in Section 1.2(b) below, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a good and sanitary order, condition and repair acceptable to Tenant, subject to Landlord’s continuing maintenance and repair obligations set forth in this Lease, including, without limitation, Sections 6.1 and 8.1 hereunder.

(b)           Tenant shall notify Landlord in writing within thirty (30) days after Tenant takes possession of the Premises for purposes of operating Tenant’s business of any defects in the Premises or in the materials or workmanship furnished by Landlord, if any.  Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises.  Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects.  In the event of any dispute as to the existence of any such defects, the reasonable decision of Landlord’s architect shall be final and binding on the parties, absent manifest error.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Tenant Work Letter attached hereto.

1.3          Area of Premises.  The rentable area of the Premises (the “Rentable Area of the Premises”) is 44,696 rentable square feet.

(a)           Landlord and Tenant stipulate and agree that for all purposes of this Lease, the Rentable Area of the Premises and the Rentable Area of the Building Complex as set forth in Section 4.1 below are controlling and are not subject to adjustment or revision after the Effective Date, except as otherwise provided herein.  In the event that the demising walls of the Premises are to be built or modified after the Effective Date (either upon Tenant’s initial occupancy or any subsequent change in the Premises pursuant to other provisions of this Lease), then when such demising walls are substantially complete, Landlord shall have the right to verify or correct the square footage of the Rentable Area of the Premises and accordingly adjust other amounts hereunder based upon such square footage in accordance with the provisions of Section 1.3(b) below.

(b)           The Rentable Area of the Premises shall be determined according to the Building Owners and Managers Association International Standard Method of Measuring Floor Space in Office Buildings (ANSI/BOMA Z 65.1, 1996).  If the area of the Premises differs from the area set forth in this Section 1.3, Base Rent and other amounts that vary by the size of the Premises (including, without limitation, Tenant’s Pro Rata Share and the Improvement Allowance (as defined in the attached Tenant Work Letter)) shall be appropriately adjusted.  If Landlord and Tenant are unable to agree upon the Rentable Area of the Premises, the reasonable determination of Landlord’s architect or measurement specialist shall be binding.

2.             TERM OF LEASE.

2.1          Commencement Date.  The “Commencement Date” of this Lease shall be the Effective Date.

2.2          Primary Lease Term.  The term of this Lease shall commence at 12:01 a.m. on the Commencement Date and terminate at 11:59 p.m. on March 31, 2016 (“Termination Date”), unless sooner terminated pursuant to this Lease.  Said approximately 120-month term is hereinafter referred to as the “Primary Lease Term.”

2.3          Failure to Give Possession.  Landlord covenants and agrees to deliver possession of the Premises on the Commencement Date, and if Landlord does not timely deliver possession of the Premises on the Commencement Date, Tenant will have the right to terminate this Lease by written notice delivered to Landlord within thirty (30) days after the Commencement Date.

3.             RENT.

3.1          Base Rent.  Tenant shall pay to Landlord, as base rent for the Primary Lease Term (“Base Rent”), as follows:

Period of the Primary Lease Term	Annual Rate per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
The Commencement Date — December 31, 2006	$-0-	$-0-	$-0-
January 1, 2007 — March 31, 2007	$20.00	$893,919.96	$74,493.33
April 1, 2007 — March 31, 2008	$21.00	$938,616.00	$78,218.00
April 1, 2008 — March 31, 2009	$22.00	$983,312.04	$81,942.67
April 1, 2009 — March 31, 2010	$23.00	$1,028,007.96	$85,667.33
April 1, 2010 — March 31, 2011	$23.50	$1,050,356.04	$87,529.67
April 1, 2011 — March 31, 2012	$24.00	$1,072,724.00	$89,392.00
April 1, 2012 — March 31, 2013	$24.75	$1,106,226.00	$92,185.50
April 1, 2013 — March 31, 2014	$25.50	$1,139,748.00	$94,979.00
April 1, 2014 — March 31, 2015	$26.25	$1,173,270.00	$97,772.50
April 1, 2015 — March 31, 2016	$27.50	$1,229,139.96	$102,428.33

3.2          Additional Rent.  Tenant agrees to pay Landlord, as “Additional Rent,” all other sums due under this Lease to Landlord, including, without limitation, Tenant’s Pro Rata Share of Operating Expenses as set forth in Section 4 below.

3.3          Covenant to Pay Rent.  Tenant agrees to pay to Landlord at Landlord’s Address specified in Section 3.4 below, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Base Rent and Additional Rent (collectively, “Rent”), during the Primary Lease Term.  Base Rent shall be paid monthly in advance on the first day of each month of the Primary Lease Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord on the Commencement Date.  Base Rent shall be prorated for partial months within the Primary Lease Term.  Unpaid Rent shall accrue interest at the Default Rate (as defined below) from the date due until paid.  Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

3.4          Landlord’s Address.  Landlord’s address (“Landlord’s Address”) for the payment of Rent shall be:

Park Central Property LLC

c/o Means-Knaus Partners, L.P.

P.O. Box 676549

Dallas, TX  75267-6549

or at such other place as Landlord shall designate in writing.

3.5          Free Rent Period.  Tenant’s obligation to pay Base Rent and any Operating Expenses shall be abated during the  period commencing as of the Commencement Date, and ending on and including December 31, 2006 (the “Free Rent Period”).  Such abatement shall apply to Base Rent and any Operating Expenses payable under this Lease during the Free Rent Period; provided, however, Tenant shall pay the cost of any Excess Usage (as defined below) occurring during the Free Rent Period.  Base Rent and Tenant’s Pro Rata Share of Operating Expenses for any calendar month in which the Free Rent Period expires shall be prorated based upon a thirty (30) day month, and all such Base Rent and Tenant’s Pro Rata Share of Operating Expenses shall be due and payable for the actual days that elapse during the remainder of the month in which the Free Rent Period expires.

4.             EXPENSE AND TAX ADJUSTMENTS.

4.1          Definitions.  In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of this Lease:

(a)           “Base Operating Expenses” shall mean an amount equal to the actual Operating Expenses for the Building Complex for calendar year 2006.

(b)           “Rentable Area” shall mean all rentable space available for lease in the Building as reasonably calculated by Landlord’s architect.  If there is a significant change in the aggregate Rentable Area of the Building Complex as a result of an addition to the Building, partial destruction thereof, modification to building design, or similar circumstance which causes a reduction or increase thereto on a permanent basis, Landlord’s Accountants, as said term is hereinafter defined, shall make such adjustments in the computations as shall be necessary to provide for any such change.

(c)           “Tenant’s Pro Rata Share” shall mean that fraction, the numerator of which is the Rentable Area of the Premises (i.e., 44,696 square feet) and the denominator of which is the Rentable Area of the Building Complex (i.e., 550,440 square feet), and is equal to 8.1%.  At such time, if ever, as any space is added to or subtracted from the Premises, Tenant’s Pro Rata Share shall be increased or decreased accordingly.  Notwithstanding the foregoing, in determining Tenant’s Pro Rata Share with respect to Operating Expenses which are exclusively allocable to the office portions of the Building Complex (e.g. janitorial services), Tenant’s Pro Rata Share shall mean that fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the office portions of the Building Complex.

(d)           “Lease Year” shall mean each twelve (12) month period beginning with the Commencement Date, or any anniversary thereof, and ending at midnight on the date which is one day prior to the same date one (1) year later.  If the Lease Year is not concurrent with a calendar year, then Landlord reserves the right at any time to make all adjustments provided for herein on a calendar year basis, with an appropriate proration for the Lease Years in which such conversion is made and in which the term ends, and “Lease Year” as used in this Section 4 shall thereafter be deemed to refer to “calendar year”.

(e)           “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building Complex as determined by Landlord’s Accountants.  Operating Expenses shall consist of:

(i)            All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority.  The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord’s only property and provided, further, that in no event shall the term “taxes or assessments,” as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes.  Such term shall, however, include gross taxes on rentals.  Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing are collectively referred to herein as “Taxes”).  “Assessments” shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein.  For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid;

(ii)           Costs of supplies, including but not limited to the cost of all building-standard lighting as the same may be required from time to time;

(iii)          Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources (collectively, “Utility Expenses”);

(iv)          Costs of water and sanitary and storm drainage services;

(v)           Costs of janitorial and security services;

(vi)          Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

(vii)         Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas, common areas, plazas and other areas used by tenants of the Building Complex;

(viii)        Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof (collectively, “Insurance Expenses”).  All such insurance shall be in such amounts as may be required by any Mortgagee of Landlord or as Landlord may reasonably determine;

(ix)           Labor costs, including wages, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving labor disputes, all related to services performed in connection with the Building Complex (provided, however, labor costs related to those employees of Landlord who are not directly involved in the repair and maintenance of the Building Complex shall not be included in Operating Expenses);

(x)            Professional building management fees (provided, however, that, during the first Lease Year, such management fees shall not exceed four percent (4%) of Landlord’s gross income for the Building Complex derived from leasing of space and parking operations);

(xi)           Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex;

(xii)          The costs of capital improvements and structural repairs and replacements made in or to the Building Complex required by Law in order to conform to changes in any Laws, as defined below (herein, “Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, “Cost Savings Improvements”).  The expenditures for Required Capital Improvements shall be recovered by Landlord over the useful life of such capital improvements, structural repairs or replacements (as determined by Landlord’s Accountants).  The expenditures for Cost Savings Improvements shall be recovered by Landlord over the shorter of: (A) the useful life of such Cost Savings Improvements (as determined by Landlord’s Accountants), or (B) a period based upon the savings realized in each such Lease Year as the result of such Cost Savings Improvements, together with interest thereon at the rate of ten (10%) percent per annum; and

(xiii)         Costs incurred by Landlord’s Accountants in engaging experts or other consultants to assist them in making the computations required hereunder.

(f)            “Operating Expenses” shall not include:

(i)            Expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building Complex and do not benefit Tenant, including, without limitation, costs of work, including painting and decorating and tenant change work, which Landlord performs for any such tenant or in any such tenant’s space in the Building Complex other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this Lease;

(ii)           Costs of repair or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

(iii)          Costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building Complex (other than such tenants’ regular contributions to Operating Expenses);

(iv)          Leasing commissions, advertising and promotional expenses (including tenant relation programs and events), and all other costs incurred in leasing space in the Building Complex, including legal and accounting fees incurred for negotiating leases or collecting rents;

(v)           Costs of repairs or rebuilding necessitated by condemnation;

(vi)          Mortgage principal or interest and any interest on borrowed money or debt amortization, except as otherwise specified herein

(vii)         Costs incurred by Landlord in connection with the correction of defects in design and construction of the Building or Building Complex;

(viii)        Any costs of any services sold or provided to tenants or other occupants of the Building Complex for which Landlord or its managing agent is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof);

(ix)           Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building Complex Common Areas or land, including without limitation, Hazardous Materials in the ground water or soil;

(x)            Any fines, costs, penalties or interest resulting from the negligence, misconduct or omission of the Landlord or its agents, contractors or employees;

(xi)           Any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Building, Building Complex and Common Areas or any costs related to any reciprocal easement or access agreement;

(xii)          Any costs, fees, dues, contributions or similar expenses for political or charitable causes;

(xiii)         Acquisition costs for sculptures, paintings, or other objects of art or the display of such items, excluding plants in the lobby;

(xiv)        Costs incurred in connection with the original design and construction of the Building or Building Complex or any major changes to same, including but not limited to, additions or deletions of floors and the repair of damage to the Building or Building Complex in connection with any type of casualty, event of damage or destruction or condemnation;

(xv)         Except as otherwise set forth in Section 4.1(e) above, costs incurred in connection with upgrading the Building or Building Complex to comply with disability or life insurance requirements, including penalties or damages incurred as a result of non-compliance;

(xvi)        Depreciation on the Building Complex;

(xvii)       Except as otherwise set forth in Section 4.1(e) above (including, without limitation, Section 4.1(e)(xii)), costs of a capital nature (as determined in accordance with sound accounting practices); or

(xviii)      Costs directly and solely related to the maintenance and operation of the entity that constitutes Landlord (as distinguished from the costs of Building Complex operations), such as general corporate overhead and general administrative expenses, accounting fees incurred solely for the purpose of reporting Landlord’s financial condition or compensation paid to executive employees of Landlord above the grade of Building manager.

(g)           Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord’s Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord’s Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Lease Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant.  Furthermore, in making any computations contemplated hereby, Landlord’s Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section 4 as shall be reasonably necessary to achieve the intention of the parties hereto.

(h)           “Landlord’s Accountants” shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, all of which books and records shall be certified to as being accurate by an appropriate representative of Landlord.

(i)            “Controllable Operating Expenses” shall mean all Operating Expenses, excepting and excluding Taxes, Assessments, Utility Expenses and Insurance Expenses.

4.2          Adjustment Mechanism.

(a)           It is hereby agreed that, during each Lease Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the Operating Expenses for such Lease Year in excess of the Base Operating Expenses, payable monthly, in advance, at the rate of one-twelfth (1/12) of Landlord’s estimate thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided; provided, however, that Controllable Operating Expenses for each Lease Year shall not increase by more than eight percent (8%) in excess of the Controllable Operating Expenses for the preceding Lease Year.  As soon as practicable following the end of any Lease Year, Landlord shall submit to Tenant a statement setting forth the exact amount of the Operating Expenses for the Lease Year just completed and the difference, if any, between the actual Tenant’s Pro Rata Share of the Operating Expenses for the Lease Year just completed in excess of the Base Operating Expenses and the total amount of the estimated payments of Tenant’s Pro Rata Share of Operating Expenses which was paid in accordance with this Section 4.2 for such year.  Such statement may also set forth the amount of the estimated Operating Expenses reimbursement for the new Lease Year or Landlord may provide such information in a separate statement issued to Tenant at such earlier date to coincide with the start of the new Lease Year.  To the extent that the actual Tenant’s Pro Rata Share of Operating Expenses in excess of the Base Operating Expenses for any period covered by such statement is greater than the estimated amounts previously paid by Tenant during the same period, Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt of said statement from Landlord.  To the extent that the actual Tenant’s Pro Rata Share of Operating Expenses for the period covered by the statement is less than the estimated amount which Tenant previously paid during such period, Landlord shall credit the excess against any sums then owing or next coming due from Tenant to Landlord.  In addition, until Tenant receives a statement indicating otherwise, Tenant’s monthly reimbursement for the new Lease Year shall continue to be paid at the rate for the previous Lease Year, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the new statement beginning on the first day of the month following the month in which Tenant receives such statement.  If the statement reflects a change in the monthly reimbursement amount such difference shall be adjusted by increasing or decreasing the first monthly reimbursement payment after the statement is given in order to bring the reimbursement amount for the new Lease Year current as of such date.

(b)           Tenant’s obligation with respect to Tenant’s Pro Rata Share of Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay Tenant’s Pro Rata Share of the actual Operating Expenses for the portion of the final Lease Year of the Lease during which Tenant was obligated to pay such expenses.  If Tenant occupies the demised Premises for less than a full calendar year during the first or last Lease Years of the term hereof, Tenant’s Pro Rata Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises.  Tenant shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

(c)           Tenant or its agent shall have the right, at any time within ninety (90) days after a statement of actual Operating Expenses for a particular Lease Year has been rendered by Landlord as provided herein, at its sole cost and expense, to examine Landlord’s books and records relating to the determination of Operating Expenses; provided, however, that Tenant shall give Landlord prior written notice of its intent to exercise such right, the inspection may not take place outside normal business hours, Tenant shall not interfere with Landlord’s normal business activities, and Tenant shall sign Landlord’s standard confidentiality agreement with respect to such books and records.  Unless Tenant objects to the rental adjustment within said ninety (90) day period, such statement and adjustment shall be deemed conclusive.  Tenant’s agent, if any, shall be a person or entity which charges hourly rates for its services and does not work on a contingent fee basis.

(d)           In the event that the Rentable Area of the Building Complex is not fully occupied during any particular Lease Year Landlord’s Accountants shall adjust those Operating Expenses for the particular Lease Year, or portion thereof, as the case may be, which are affected by the occupancy rates to reflect an occupancy of not less than ninety-five percent (95%) of all such Rentable Area.

5.             CHARACTER OF OCCUPANCY.

5.1          General Office Use.  The Premises are to be used for general and executive offices, or both, and for no other purpose without the prior written consent of Landlord.

5.2          Prohibited Uses.  Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any Law or Environmental Law (both as defined below); (b) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (c) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Section 29; or (d) would tend to create or continue a nuisance.  As used herein, “Law” or “Laws” shall mean all laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Building Complex, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Building Complex.

5.3          Compliance with Environmental Laws.

(a)           Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Building Complex by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees.  As used herein, “Environmental Laws” shall mean all Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, and “Hazardous Material” shall mean such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.  Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Building Complex without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material.  In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice.  In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense.  Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights.  Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, Landlord, the Building’s property manager, the Building’s mortgagee (“Mortgagee”) and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives (collectively, together with Landlord, the “Landlord Indemnitees”) from any and all loss, claim, demand, action, expense, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises or the Building Complex during the Primary Lease Term (or any extension thereof) by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees.  In case of any action or proceeding brought against the Landlord Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.  If any Hazardous Material is released, discharged or disposed of on or about the Building Complex and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Section 14 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Section 14.

(b)           Landlord shall comply with all Environmental Laws applicable to the Building Complex other than those to be complied with by Tenant pursuant to this Section 5.3.  Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, (a) no Hazardous Materials are existing in the Building Complex in quantities which violate Environmental Laws, and (b) the Building Complex is not used by Landlord for the storage, treatment, generation or manufacture of any Hazardous Materials in a manner which would constitute a violation of applicable Environmental Laws.  For purposes of this Lease, the phrase “Landlord’s actual knowledge” shall mean the current, actual, personal knowledge of Mike Owen, the Building’s construction manager, without investigation and without imputation of any other person’s knowledge.  The fact that reference is made to the personal knowledge of named individuals shall not render such individuals personally liable for any breach of any of the foregoing representations and warranties.  Landlord shall indemnify, protect, defend and hold Tenant and Tenant’s officers, directors, members, managers, partners, affiliates, employees, agents and representatives (collectively, “Tenant Indemnitees”) harmless from and against any and all (i) liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including, without limitation, attorneys’ fees and legal costs) (collectively, “Claims”) arising out of Landlord’s storage or use of any Hazardous Materials in, on or about the Premises and (ii) orders, penalties, fines, administrative actions, or other proceedings (collectively, a “Compliance Obligation”) commenced by any governmental agency including, without limitation, the United States Environmental Protection Agency, as a result of the existence of any environmental condition in violation of an Environmental Law that exists as of the Effective Date, on, under or at the Premises (a “Pre-existing Condition”), except to the extent that such Pre-existing Condition is caused or aggravated by the act or omission of Tenant or any of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants; provided, however, Tenant shall not be deemed to have caused or aggravated a Pre-existing Condition from the mere discovery by Tenant of a Pre-existing Condition at or with regard to the Premises.  The indemnity obligation of Landlord set forth in this Section 5.3(b) is limited to Compliance Obligations only and shall not include any damages or consequential damages including, without limitation, any relocation expenses, loss of revenue, or other losses incurred by any party.  The indemnity obligations of Landlord set forth in this Section 5.3(b) shall not be binding upon any Mortgagee acquiring Landlord’s interest in the Premises and/or this Lease pursuant to any foreclosure proceeding, deed in lieu of foreclosure, or other enforcement action taken pursuant to a deed of trust or mortgage encumbering the Premises.

5.4          ADA Compliance.  Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.  The parties hereby agree that:  (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas (as defined below), except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises.  Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

6.             SERVICES AND UTILITIES.

6.1          Landlord’s General Services.  So long as this Lease is in full force and effect, Landlord, in accordance with standards from time to time prevailing for first-class office buildings in the greater Denver, Colorado area, agrees to:

(a)           furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the tenant finish plans for the Premises so provide);

(b)           furnish during Ordinary Business Hours, as hereinafter defined, heat or air conditioning in accordance with the current standards established by the American Society of Heating Refrigerating and Electrical Engineers (ASHRAE), subject to any requirements or standards relating to, among other things, energy conservation, imposed or established by governmental agencies;

(c)           provide a general office janitorial service for the Premises on Monday through Friday, excluding Holidays, as hereinafter defined;

(d)           provide such window washing as may, in the judgment of Landlord, be reasonably required;

(e)           provide, during Ordinary Business Hours, passenger elevators for ingress to and egress from the Premises (one elevator shall be available at all times, except in the case of emergency or repair); and

(f)            cause electric current to be supplied to the Premises for all of Tenant’s Standard Electrical Usage, as hereinafter defined, during Ordinary Business Hours.

“Tenant’s Standard Electrical Usage,” as used herein, shall mean and refer to electrical consumption by equipment capable of operating from outlets serviced by less than 20 ampere, single phase, 115 volt circuit breakers installed in the Premises as part of the original tenant finish pursuant to the Work Letter, as defined in above.  “Ordinary Business Hours,” as used herein, shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays, Holidays excepted.  “Holidays”, as used herein, shall mean New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other days as may hereafter be established by Landlord.

6.2          Excess & After Hours Usage.  Tenant shall reimburse Landlord for costs incurred by Landlord for Excess Usage, as hereinafter defined, and for After Hours Usage, as hereinafter defined.  “Excess Usage” shall be defined as any usage by Tenant of electricity (a) in an amount in excess of Tenant’s Standard Electrical Usage; or (b) for “Special Equipment,” which, as used herein, shall mean:  (i) any equipment with power requirements other than that defined as Tenant’s Standard Electrical Usage; or (ii) self-contained heating, ventilation and air conditioning (“HVAC”) equipment; or (iii) equipment that requires the use of self-contained HVAC units.  Prior to the installation of Special Equipment or any other Excess Usage, Tenant shall notify Landlord and shall obtain Landlord’s consent therefor.  Monthly charges for Excess Usage shall be determined on the basis of the amount of power required for such Excess Usage, in kilowatt hours, as determined by Landlord, multiplied by the then-current average kilowatt hour cost (“AKWHC”) for the Building Complex.  AKWHC will be determined by Landlord by totaling the actual electricity charges for the Building Complex for the preceding twelve-month period and dividing that sum by the number of kilowatt hours of electricity consumed during the same period.  Tenant shall be billed monthly for Excess Usage and shall pay such charges monthly as Additional Rent.  In addition to the foregoing, Tenant, at Tenant’s option, at the time of notice to Landlord of Excess Usage, or at any time thereafter, may request Landlord, at Tenant’s sole cost and expense, to install a check meter or flow meter to assist in determining the cost to Landlord of Tenant’s Excess Usage.  “After Hours Usage” shall be defined as any use of HVAC or overhead lighting services during hours other than Ordinary Business Hours.  Charges for After Hours Usage are currently $4.00 per hour for overhead lighting and $75.00 per hour for HVAC, but may be adjusted from time to time by Landlord in its reasonable discretion based on changes in costs to furnish same.  It is understood and agreed that such After Hours Usage shall be charged in one-hour increments with a minimum charge of two (2) hours.  Electrical current, exclusive of HVAC and service and overhead lighting, will be available twenty-four (24) hours a day to operate the Premises’ office equipment.  Tenant agrees to give Landlord at least one business day’s notice prior to any After Hours Usage, and agrees that after hours HVAC and overhead lighting cannot be supplied to less than one full floor at a time.

6.3          Tenant’s Extra Janitorial Services.  If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly as Additional Rent upon billing by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company furnishing janitorial services to Landlord.  Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord’s prior written consent and to such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ Tenant’s own janitors to perform such additional services.

6.4          Telecommunication Services.  All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing, if any) on Tenant’s floor for Tenant’s connection to the telephone cable serving the Building, so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided.  Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels.  In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program.  Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally.  If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith).  No later than the Termination Date, Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove.  Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5          Delays in Furnishing Services.  In the event of any failure to furnish or delay in furnishing the services set forth in this Section 6, including any utilities, to be supplied by Landlord, Landlord shall use good faith efforts to have service promptly resumed.  Where the cause of any such failure, stoppage or interruption of such utilities or services is within the system or control of a utility company or public or quasi-public entity outside Landlord’s control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute “good faith efforts” by Landlord to have service promptly resumed.  Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.  Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure.  No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset.  Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building Complex, shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof.  Notwithstanding anything in this Section 6.5 to the contrary, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of five (5) consecutive business days as a result of an interruption of essential utility services, such as electricity, telephone/telecommunication service, fire protection or water, that is a result of Landlord’s negligence or willful misconduct, then Tenant shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of the service failure and ending on the day the service has been restored; provided, however, the foregoing conditional abatement of Base Rent shall not apply if the interruption of such utility service is a result of Tenant’s negligence, willful misconduct or breach of this Lease.  In no event shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services.  The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 14 of this Lease.

6.6          Supplemental Air Conditioning.  Whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant as Additional Rent upon demand by Landlord.

6.7          Conservation Programs.  Notwithstanding anything to the contrary in this Section 6 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

7.             QUIET ENJOYMENT.  Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as no Event of Default is continuing under this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any mortgagee or ground lessor.

8.             MAINTENANCE AND REPAIRS.

8.1          Landlord’s Maintenance.  Subject to the provisions of Section 14, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies in the Common Areas of the Building, except that:  (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 12.4.  Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.2          Tenant’s Maintenance.  Subject to the provisions of Section 14, Tenant, at its expense, shall keep and maintain the Premises (including without limitation, the interior surfaces of the ceilings, walls and floors, all doors and interior windows, and all plumbing pipes, electrical fixtures, furnishings and equipment) and all Tenant Additions (as defined below) in good order, condition and repair (ordinary wear and tear excepted) and in accordance with all Laws and Environmental Laws.  Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances.  Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord.  Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building.  If Tenant fails to perform any of its obligations set forth in this Section 8.2, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.  Landlord shall have no liability to Tenant for any damage, inconvenience or interference with Tenant’s use of the Premises as a result of performing any such work.  Without limiting the foregoing, Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators.

8.3          General Compliance.  Landlord and Tenant shall each do all acts required to comply with all Laws relating to their respective maintenance obligations as set forth herein.

9.             ALTERATIONS AND ADDITIONS.

9.1          Landlord’s Work.  Subject to Section 1.2 above, Tenant is taking the Premises in an “AS IS” condition, with all faults, and Landlord has no obligation to perform any type of work within the Premises.

9.2          Tenant’s Work.  Tenant agrees to cause the Premises to be completed in accordance with the Tenant Work Letter attached hereto as Exhibit “B” and made a part of this Lease.  The work required to complete the Premises (“Tenant’s Work”) shall be done in good and workmanlike manner, free of any defects, liens or other encumbrances, and in accordance with all Laws.

9.3          Tenant Alterations.  Except for completion of Tenant’s Work undertaken by Tenant pursuant to the Tenant Work Letter, the following provisions shall apply to the completion of any Tenant Alterations (as defined below):

(a)           Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises.  Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility.  Subject to all other requirements of this Section 9, Tenant may undertake Decoration (as defined below) work without Landlord’s prior written consent.  Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts.

All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air conditioning, electrical, communication and the fire and life safety systems in the Building).  The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building.  Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord:  architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord.  Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit.  Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(b)           Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building Complex occasioned thereby.  In connection with completion of any Tenant Alterations which requires a building permit, Tenant shall pay Landlord a construction fee (not to exceed five percent (5%) of the actual costs of the Tenant Alterations) and all reasonable elevator and hoisting charges at Landlord’s then standard rate.  Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(c)           Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials.  Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation.  In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of this Section 9 or impose any liability upon Landlord in connection with the performance of such work.  Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever.  Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators.

(d)           As used herein, the following terms shall have the following meanings:

(i)            “Decoration” shall mean Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

(ii)           “Tenant Additions” shall mean, collectively, Tenant’s Work and Tenant Alterations.

(iii)          “Tenant Alterations” shall mean any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Tenant’s Work’s); and any supplementary air conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.6.

9.4          Part of Premises.  Tenant may, prior to installation of any Tenant Alterations, deliver notice to Landlord specifying in all capital letters and boldface type on page 1 of such letter the following:  “YOUR FAILURE TO APPROVE OR DISAPPROVE THE ALTERATION REMOVAL REQUEST SET FORTH IN THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S ACKNOWLEDGEMENT THAT THE ALTERATION(S) NEED NOT BE REMOVED AT THE TERMINATION OF THE LEASE.”  If Landlord fails to respond within such five (5) business day period, or if Landlord responds in its approval and does not require Tenant to remove the Tenant Alteration at the expiration or earlier termination of this Lease, then Landlord shall be deemed to have approved such request and Landlord shall have no right to require Tenant to have all or any portion of such items removed from the Premises at the expiration or earlier termination of this Lease.  Unless Landlord waives, or is deemed to have waived, Tenant’s removal obligation, all Tenant Alterations, whether installed by Landlord or Tenant, shall, without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless, pursuant to Section 24, Tenant may remove them or is required to remove them at Landlord’s request.

9.5          Contractor Bonds.  If Landlord authorizes persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then, prior to the commencement of any such work, Tenant shall, upon request, deliver to Landlord such payment and performance bonds or other security as Landlord may require, and certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that Workmen’s Compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.  All such policies shall name Landlord, and Landlord’s agent, Means-Knaus Partners, L.P., as additional insureds.  Each such certificate shall provide that the insurance policy may not be canceled or modified without thirty (30) days’ prior written notice to Landlord.  Further, Tenant shall permit Landlord to post notices in the Premises in locations which will be visible by persons performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary.  All Tenant alterations, repair and maintenance work shall be performed in such a manner as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.  Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

10.          ENTRY BY LANDLORD.  Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of: (a) examining or inspecting the same; (b) supplying janitorial services and any other services to be provided by Landlord or Tenant hereunder; (c) showing the same to prospective purchasers of the Building; and (d) making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable; provided, however, in exercising Landlord’s rights under subsections (a), (c) and (d), Landlord shall endeavor to provide reasonable prior notice to Tenant (except in the event of emergencies, when no notice shall be required).  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, without liability to Tenant, except for any failure to exercise due care for Tenant’s property and without affecting this Lease.  If during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises incurring liability to Tenant for any compensation, provided that

Rent for the number of days remaining in such month abates proportionately.  Such entry shall not be construed as a manifestation by the Landlord of an intent to terminate this Lease.  Tenant shall not, without the prior consent of Landlord, change the locks or install additional locks on any entry door or doors to the Premises.

11.          MECHANIC’S LIENS.  Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord’s interest therein.  Tenant will keep the Premises and Building Complex free and clear of all mechanic’s liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it.  Tenant hereby agrees to indemnify Landlord for, save Landlord harmless from, and defend Landlord against all liability, loss, damage, costs or expenses, including attorneys’ fees and interest incurred on account of any claims of any nature whatsoever, including lien claims of laborers, materialmen, or others for work actually or allegedly performed for, or for materials or supplies actually or allegedly furnished to Tenant or persons claiming under Tenant.  Should any such liens be filed or recorded against the Premises or any portion of the Building Complex, or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be removed of record within twenty (20) days.  If Tenant desires to contest any claim of lien, Tenant may do so only if within such 20-day period Tenant posts adequate security with a court of competent jurisdiction and obtains an order discharging the lien of record, as then provided by the Colorado mechanics’ lien statute.  If a final judgment is entered establishing the validity or existence of any lien for any amount which lien has not been discharged as hereinabove required,  Tenant shall pay and satisfy the same at once.  If Tenant shall be in default in paying any charge for which a mechanics’ lien or suit to foreclose the lien has been recorded or filed, and shall not have caused the same to be released of record, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney’s fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

12.          INSURANCE.

12.1        Tenant’s Insurance.  Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Primary Lease Term (and any extensions thereof): (a) Commercial General Liability Insurance on a primary per location basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including defense costs and  contractual liability covering the indemnification provisions in this Lease.  Such insurance shall be for such limits and coverage that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the Laws of the State of Colorado; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions improvements and betterments, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

12.2        Form of Policies.  Each policy referred to in Section 12.1 shall satisfy the following requirements.  Each policy shall (a) name Landlord and the Landlord Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (b) be issued by one or more responsible insurance companies licensed to do business in the State of Colorado reasonably satisfactory to Landlord, (c) provide for deductible amounts which, in no event, shall exceed $150,000 (d) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to Landlord, and (e) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies.  Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, on the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

12.3        Landlord’s Insurance.  Landlord agrees to purchase and keep in full force and effect during the Primary Lease Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of Colorado on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time.  Landlord agrees to maintain in force during the Primary Lease Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage.  Such insurance shall be for a combined single limit of not less than Five Million and No/100 Dollars ($5,000,000.00).  Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct.  Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

12.4        Waiver of Subrogation.

(a)           Landlord agrees that, and so long as the same is permitted under the laws of the State of Colorado, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)           Tenant agrees to include, so long as the same is permitted under the laws of the State of Colorado, in its “All Risks” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of the Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.  If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured.  If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)           Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building Complex and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees.  Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Building Complex who shall have executed a similar waiver as set forth in this Section 12.4 for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)           Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs 12.4(a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid.  Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming.  All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

12.5        Notice of Casualty.  Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

13.          WAIVER OF CLAIMS AND INDEMNITY.

13.1        Waiver of Claims.  To the extent permitted by Law, Tenant releases the Landlord Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Building Complex or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Building Complex, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, except to the extent any of the above is caused by the negligent, illegal or intentionally wrongful acts or omissions of the Landlord Indemnitees.  To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage.  If any such damage, whether to the Premises or the Building Complex or any part of either, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages.  Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

13.2        Indemnity.

(a)           By Tenant.  To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Landlord Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Building Complex or any part of either.  In case of any action or proceeding brought against the Landlord Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.  The foregoing indemnity shall not operate to relieve the Landlord Indemnitees  of liability to the extent such liability is caused by the willful, wrongful or grossly negligent act of the Landlord Indemnitees .  Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 12.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance.

(b)           By Landlord.  Subject to provisions of Section 12.4 below, Landlord hereby indemnifies and agrees to hold the Tenant Indemnitees  harmless of and from all liability, loss, damages, costs, or expenses, including attorneys’ fees, occurring in the Common Areas, elsewhere in the Building, or any part thereof, when such injury or damage is caused by the negligent, illegal or intentionally wrongful acts or omissions of the Landlord, its agents, contractors or employees.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupant of adjoining or contiguous property.  The indemnity obligations of Landlord set forth in this Section 13.2(b) shall not be binding upon any Mortgagee acquiring Landlord’s interest in the Premises and/or this Lease pursuant to any foreclosure proceeding, deed in lieu of foreclosure, or other enforcement action taken pursuant to a deed of trust or mortgage encumbering the Premises.

14.          DAMAGE BY FIRE OR OTHER CASUALTY.

14.1        Substantial Untenantability.

(a)           If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”).  If Landlord reasonably estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)           Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c)           Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date.  All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d)           Notwithstanding anything to the contrary herein set forth:  (i) Landlord shall have no duty pursuant to this Section 14 to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if damage or destruction was substantially caused by the act or neglect of Tenant, its agent or employees.  Whether or not the Lease is terminated pursuant to this Section 14, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(e)           Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Section 9 hereof.

14.2        Insubstantial Untenantability.  If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.  Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3        Rent Abatement.  Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Base Rent and Additional Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4        Waiver of Statutory Remedies.  The provisions of this Lease, including this Section 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Building Complex or any part of either, and any Law with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Building Complex or any part of either, and are hereby waived.

15.          CONDEMNATION.

15.1        Taking of Whole or Substantial Part.  In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Base Rent and Additional Rent shall be apportioned as of the Termination Date.  Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (a) to terminate this Lease (provided that Landlord also terminates all other similarly situated tenants in the Building Complex) or (b) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2        Taking of Part.  In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, this Lease shall be amended to reduce or increase, as the case may be, the Base Rent and Tenant’s Pro Rata Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation.  Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.  Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant (provided that Landlord also terminates all other similarly situated tenants in the Building Complex).

15.3        Compensation.  Except as provided in Section 15.1, Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to

Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

16.          ASSIGNMENT AND SUBLETTING.

16.1        Assignment and Subletting.

(a)           Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant; provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 16.2, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 16.1.  Tenant agrees that the provisions governing sublease and assignment set forth in this Section 16 shall be deemed to be reasonable.  If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment.  If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws.  Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 16.2 within fifteen (15) business days after receipt of Tenant’s Notice (and all required information).  Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)           With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)            the business reputation or creditworthiness of any proposed subtenant or assignee is not reasonably acceptable to Landlord;

(ii)           in Landlord’s reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord;

(iii)          any proposed assignee’s or subtenant’s use of the Premises would violate Section 5 of the Lease or would violate any exclusive use provisions of any other leases of tenants in the Building Complex;

(iv)          the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

(v)           the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Building Complex as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises.  In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

(c)           Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease.  Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease.  Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises.  Landlord’s approval of a sublease,  assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d)           For purposes of this Section 16, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly.  If Tenant is a partnership, any change in the general partner of Tenant shall be deemed to be an assignment.

(e)           Notwithstanding anything to the contrary contained in this Section 16 and provided there is no uncured default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to an Affiliate (as defined below) or to sublease the Premises or any part thereof to an Affiliate, but (i) no later than fifteen (15) days prior to the effective date of the assignment or sublease, the assignee shall execute documents satisfactory to Landlord to evidence such assignee’s assumption of the obligations and liabilities of Tenant under this Lease, unless Landlord modifies or waives such requirement in the case of any assignment which occurs by operation of law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization, and the subtenant shall execute documents satisfactory to Landlord to evidence that the sublease is subject to the terms and conditions of this Lease and that the subtenant shall perform and be bound by all the terms and conditions of this Lease (except the payment of Rent hereunder and other obligations which the sublease expressly provides are to be performed by Tenant as the sublessor) to the extent applicable to the space and period covered by the sublease; (ii) within ten (10) days after the effective date of such assignment or sublease, give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case; and (iii) within fifteen (15) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.  As used herein, “Affiliate” shall mean any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.  For purposes of this definition, the word “control,” as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.  The word “Person” means an individual, partnership, trust, corporation, firm or other entity.

(f)            Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to assign this Lease or sublet any portion of the Premises during any period that all or any portion of the Base Rent is abated.

16.2        Recapture.  Except as provided in Section 16.1(e), Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment.  If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space.  Effective as of the date of recapture of any portion of the Premises pursuant to this section, Base Rent, the Rentable Area of the Premises and Tenant’s Pro Rata Share shall be adjusted accordingly.  Notwithstanding anything in this Lease to the contrary, if Landlord gives its recapture notice, Tenant may withdraw its request for consent to assignment or subletting by delivering written notice of such withdrawal within 10 business days after the date of the recapture notice, thereby rescinding and nullifying Landlord’s exercise of its applicable recapture right.

16.3        Excess Rent.  Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds:  (a) that portion of Base Rent and Additional Rent due under this Lease for said month which is allocable to the space sublet or assigned; and (b) the following costs and expenses for the subletting or assignment of such space: (i) brokerage commissions and attorneys’ fees and expenses, (ii) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (iii) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements.  All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

16.4        Tenant Liability.  In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord.  Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor.  After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.  If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease.  In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

16.5        Assumption and Attornment.  If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord.

17.          ESTOPPEL CERTIFICATE.

17.1        Tenant Estoppel Certificate.  Within ten (10) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (f) that the Premises have been completed in accordance with the terms and provisions hereof or the Work Letter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (g) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (h) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (i) to any other information reasonably requested.

17.2        Enforcement.  At any time after Tenant’s failure to deliver an Estoppel Certificate within said 10-day period, Landlord may deliver an additional notice to Tenant specifying that Tenant’s failure to deliver the Estoppel Certificate within five (5) business days shall entitle Landlord to impose a charge equal to $1,500.00 for each day that Tenant fails to deliver an Estoppel Certificate, and shall be collectable as Rent under this Lease.  In addition to any other remedy available to Landlord, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.  The parties agree that the late charge set forth in this Section 17.2 represents a reasonable estimate of the cost and expense that will be incurred by Landlord if Tenant fails to timely deliver an Estoppel Certificate.

17.3        Landlord Estoppel Certificate.  Within ten (10) days after written request therefor by Tenant delivered to all of Landlord’s notice addresses set forth in Section 27 below, Landlord agrees to execute an Estoppel Certificate, binding upon Landlord, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) that Tenant is not in default under this Lease, or, if Landlord believes Tenant is in default, the nature thereof in detail; (e) that the Premises have been completed in accordance with the terms and provisions hereof or the Work Letter.  In the event that Landlord fails to deliver an Estoppel Certificate with such 10-day period, Tenant’s sole remedy shall be an action for specific performance, and Landlord shall not be liable for any damages.

18.          DEFAULT; REMEDIES.

18.1        Event of Default.  The happening of any one or more of the following events shall constitute an “Event of Default”:

(a)           Tenant shall fail to pay when due any installment of Base Rent, Additional Rent, or other charge, including the expense adjustments set forth in Section 4 of this Lease, and such default shall continue for five (5) business days after receipt of written notice from Landlord; provided, however, that Tenant shall not be entitled to more than two (2) notices of a delinquency in a monetary obligation during any Lease Year, and if thereafter any rent or other amount owing hereunder is not paid when due, a default shall be considered to have occurred even though no notice thereof is given;

(b)           Tenant shall fail to procure the release of any mechanic’s lien as set forth in Section 11 and such failure shall continue for twenty (20) days after notice thereof is given by Landlord;

(c)           Tenant shall vacate or abandon the Premises, or shall not continually operate its business in the Premises during Ordinary Business Hours and such cessation or curtailment of operations occurs for more than ten (10) days, without the payment of Rent;

(d)           This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in a manner permitted herein;

(e)           This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within twenty (20) days after the levy thereof;

(f)            Tenant or any guarantor of this Lease shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they mature;

(g)           Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any guarantor of this Lease shall be instituted against Tenant or such guarantor, or a receiver or trustee of all or substantially all of the property of Tenant or any guarantor of this Lease shall be appointed, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

(h)           Tenant shall fail to take possession of the Premises within thirty (30) days after the Commencement Date unless such failure is caused by a delay in delivery by Landlord;

(i)            Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant’s part to be performed, and such nonperformance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant (provided that if the nature of Tenant’s default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30-day period and thereafter diligently cures such default); or

(j)            Tenant defaults, after notice and opportunity to cure, on any term or condition to be performed by it pursuant the License Agreement by and between Landlord and Tenant as set forth in Section 36 below.

18.2        Landlord’s Remedies.

(a)           An Event of Default shall constitute a breach of this Lease for which Landlord shall have the rights and remedies set forth in this Section 18.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

(b)           With respect to an Event of Default, at any time after notice has been given and the applicable cure period has expired, Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election.  Any written notice required pursuant to Section 18.1 shall constitute notice of unlawful detainer pursuant to Colo. Rev. Stat. §13-40-104 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 18.1.  Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided.  Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Section 24), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law.  Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property.  Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 24, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Landlord Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage.  Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s default as provided herein or by Law, including the following damages:

(i)            the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(ii)           the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(iii)          the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(iv)          any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The word “rent” as used in this Section 18.2 shall have the same meaning as the defined term Rent in this Lease.  The “worth at the time of award” of the amount referred to in clauses (i) and (ii) above is computed by allowing interest at the Default Rate.  The worth at the time of award of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid Rent under clause (iii) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Tenant’s Pro Rata Share for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c)           Even if Tenant is in default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 18.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.  During such time as Tenant is in default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture pursuant to Section 16.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease.  Tenant acknowledges and agrees that the provisions of Section 16 shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet.  Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 18.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)           In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees, after reasonable notice and opportunity to cure, to pay the premium for any bond required in connection with such injunction.

(e)           Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement which may be granted by Law in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s default or otherwise.

(f)            Notwithstanding any other provision of this Lease, a notice to Tenant given under this Section 18.2 shall be deemed given and served if served as provided in Colo. Rev. Stat. §13-40-108.

(g)           The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)           No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver.  No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord.  The waiver by

Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

(i)            Landlord shall use commercially reasonably efforts to mitigate damages resulting from an Event of Default.

18.3        Attorney’s Fees.  In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

18.4        Bankruptcy.  The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)           In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable.  In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)           Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.  Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)           If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)            The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii)           Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

18.5        Landlord’s Default.  Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform.  In no event shall Tenant have the right to terminate or rescind this Lease as a result of

Landlord’s default as to any covenant or agreement contained in this Lease; provided, however, in no event shall Tenant be deemed to have waived any remedies that may be available at law or in equity.  In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.  If Landlord and Mortgagee have not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet Landlord’s obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform, then Tenant may, at its option, and after providing Landlord and Mortgagee with written notice of its intent to do so, effect such cure and shall furnish Landlord with a statement of the cost of such cure upon substantial completion thereof; provided, however, that Tenant shall not effectuate any cure which will effect any structural component of the Building or the Common Areas.  With respect to Tenant’s cure with respect any mechanical component of the Building, Tenant’s notice to Landlord of its election to cure shall include the name of Tenant’s proposed contractor for such cure for Landlord’s reasonable approval.  If Landlord objects to such contractor within five (5) days after receipt of Tenant’s notice and provides Tenant with the name of an acceptable contractor, Tenant shall utilize Landlord’s recommended contractor for such repairs.  If Landlord fails to respond to Tenant’s notice within such five (5) day period, Landlord will be deemed to have approved Tenant’s selected contractor.  Landlord shall reimburse Tenant for the actual, reasonable cost of such cure (as documented by invoices) within thirty (30) days of receipt of Tenant’s written demand.

19.          [RESERVED].

20.          HOLDING OVER.  If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance.  Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Effective Date hereof.  Therefore, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon Market Rent of the premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity,  an additional use and occupancy charge in the amount of one hundred fifty percent (150%) of either the Base Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant’s hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market value of the Premises for such period, whichever is greater.  In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of the Lease.

21.          CONTROL OF COMMON AREAS AND PARKING.  All automobile parking areas, driveways, entrances and exits thereto and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways and other areas and improvements provided by Landlord both inside and outside the Building (all of the foregoing are hereinafter collectively referred to as “Common Areas”) for the general use in common of tenants, their officers, employees, agents, invitees, licensees, visitors and customers (all of the foregoing are hereinafter collectively referred to as “Permitted Users”), shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas.  Landlord shall have the right to construct, maintain and operate lighting facilities within the Common Areas; to employ personnel to operate and maintain the Common Areas; to change at any time and from time to time the area, level, location and arrangement of parking areas and other Common Areas; to restrict parking and impose parking charges; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public; to discourage parking by other than Permitted Users; and to do and perform such other acts in and to the Commons Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Permitted Users.  Reference in this Section 21 to parking areas shall in no way be construed as giving Tenant any rights or privileges in connection with such parking areas unless such rights or privileges are expressly set forth herein.  All expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be included in the definition of Operating Expenses.

22.          PARKING.

22.1        Parking Rental.  During the Primary Lease Term, Tenant may, but shall not have an obligation to, use 46 unassigned, unreserved parking spaces (the “Unreserved Spaces”) and three (3) reserved parking spaces (the “Reserved Spaces,” and, together with the Unreserved Spaces, collectively, the “Parking Spaces”) in the Building’s parking garage for parking at the prevailing rates; provided, however, so long as Tenant is not in default hereunder, (a) the Reserved Spaces shall be free of charge during the first eighteen (18) months of the Primary Lease Term, commencing as of April 1, 2006, and ending on and including September 30, 2007 and (b) the Unreserved Spaces shall be free of charge during the first nine (9) months of the Primary Lease Term, commencing as of April 1, 2006, and ending on and including December 31, 2006.  The prevailing rates mean base rates being charged from time to time by Landlord or its parking operator to other tenants for similar parking rights without consideration of any discounts.  The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time.  Tenant acknowledges and agrees that the parking spaces in the Building Complex’s parking facilities may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use the Parking Spaces for vehicles larger than the striped size of the Parking Spaces.  All vehicles using Tenant’s Parking Spaces shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time.  Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges.  Landlord’s parking rules and regulations as of the date hereof are set forth on Exhibit “C” attached hereto.  Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section 22, including in the areas and in the manner designated by Landlord or its parking operator for such activities.  If any vehicle is using the parking or loading areas contrary to any provision of this Section 22, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.  If and only if Landlord determines that additional spaces are available from time to time, Tenant shall have the right to use such spaces at the prevailing rates on a month-to-month basis.  If from time to time Tenant requests and Landlord agrees to mark any of the Parking Spaces as reserved for Tenant’s use, Landlord shall have no obligation for unauthorized use of such reserved spaces, nor shall Landlord be required to police or patrol such spaces.  Tenant shall not have no right to sublet, assign, or otherwise transfer its right to use said parking spaces.

22.2        Use or Lose.  Notwithstanding anything in this Section 22 to the contrary, in the event that Tenant either (a) elects not to use all or any number of the Parking Spaces, or (b) discontinues the use of any of the Parking Spaces for a period of thirty (30) days or more, then the Parking Spaces which Tenant has elected not to use or otherwise no longer uses shall no longer be deemed guaranteed and shall return to Landlord as its available parking inventory, in which case Landlord shall be free to lease or re-lease such Parking Spaces from time to time to anyone to whom Landlord desires on any terms Landlord desires.

22.3        Failure to Provide Parking.  If, due to temporary construction or any other reasons beyond Landlord’s control, Landlord fails or is unable to provide all or any portion of the Parking Spaces to Tenant or if Tenant is not permitted to utilize all or any portion of such Parking Spaces at any time during the Primary Lease Term or any extension or renewal thereof, such fact shall not be a default by Landlord under this Lease, either in whole or in part, but Tenant’s obligation to pay rent for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space, and this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord’s failure or inability to provide Tenant with such Parking Spaces.

23.          SIGNS.  Landlord shall provide directory board signage on the Building directory board (the “Directory Board”) located in the lobby of the Building Complex.  Tenant’s name may be located on the Directory Board.  Tenant shall not install, place, inscribe, paint or otherwise attach and shall not permit any sign, advertisement, notice, marquee or awning on any part of the outside of the Premises (including any portion of the Premises fronting on any interior corridor or lobby) or on any part of the Building (including the outside walls and the roof), without the prior written consent of Landlord in each instance; provided, however, that Tenant shall have the right, at its sole cost, to install signs on the inside of the Premises so long as such signage is not visible from the common corridors or other common areas.  Any permitted sign shall comply with the requirements of any governmental or quasi-governmental authority having jurisdiction over the Building and Tenant is solely responsible for such compliance.  Tenant shall, at its own expense, maintain in first-class condition all permitted signs and shall, on the expiration or termination of this Lease, and at its own expense, remove all such permitted signs and repair any damage caused by such removal.  Landlord shall have the right to remove all nonpermitted signs without notice to Tenant and at the expense of Tenant.

24.          SURRENDER AND NOTICE.

24.1        In General.  Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted.  Tenant shall deliver to Landlord all keys to the Premises.  Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.4, cabling for any of the foregoing.  Unless, pursuant to Section 9.4 of this Lease, Landlord waives, or is deemed to have waived, Tenant’s removal obligation, no later than the Termination Date, Tenant agrees to remove, at Tenant’s sole cost and expense, all Tenant Additions which Landlord shall request Tenant to remove.  Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material.  Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings, and shall restore the Premises to a tenantable condition as reasonably determined by Landlord.  If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease.  Tenant shall also be required to close any staircases or other openings between floors.  In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 18.2(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

24.2        Landlord’s Rights.  All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 18.2(b), including the waiver and indemnity obligations provided in that Section.  Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

25.          SUBORDINATION AND ATTORNMENT.

25.1        Subordination and Attornment.  This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building Complex, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building Complex and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed.  If any such mortgage or trust deed is foreclosed (including any sale of the Building Complex pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be; provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor.  This subordination shall be self operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor.  In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request.  Tenant hereby constitutes Landlord as Tenant’s attorney in fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so.  Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.  Landlord agrees to use commercially reasonable efforts to obtain and deliver to Tenant a Subordination, Attornment and Non-Disturbance Agreement (“SNDA”), from Landlord’s current Mortgagee, on Mortgagee’s then-current form SNDA, providing Tenant with customary non-disturbance protection; provided, however, Tenant’s receipt of the SNDA shall not be a condition to the effectiveness of this Lease and Landlord’s failure to obtain the SNDA shall not constitute a default by Landlord.  Notwithstanding the foregoing, this Section 25.1 shall not be binding on Tenant unless Landlord first delivers to Tenant an SNDA from Landlord’s current Mortgagee, on Mortgagee’s then-current form SNDA.

25.2        Mortgagee Protection.  Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Building Complex, if necessary to effect such cure).  Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Building Complex by reason of Landlord’s bankruptcy.  Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default.  This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

26.          PAYMENTS AFTER TERMINATION.  No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice of default (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or after any final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, or may otherwise exercise any of its rights and remedies hereunder.  The payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any suit theretofore commenced or judgment theretofore obtained.

27.          AUTHORITIES FOR ACTION AND NOTICES.  Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its Building Manager, or through any other person who may from time to time be designated by Landlord in writing.  All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served upon (a) two days after being deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) hand delivery, (c) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Landlord at its principal office in the Building (c/o Means Knaus, 1515 Arapahoe Street, Tower I — Suite 115, Denver, CO  80202), or at the most recent address of which Landlord has notified Tenant in writing, with required copies to:

Jeremy B. Fletcher Beacon Capital Partners, Inc. 11755 Wilshire Blvd., Suite 1770 Los Angeles, CA 90025 Fax: 310.914.5996	William Bonn, Esq. Beacon Capital Partners, Inc. One Federal Street, # 26 Boston, MA 021102012 Fax: 617.457.0499	Howard J. Pollack, Esq. Brownstein Hyatt & Farber, P.C. 410 17th Street, 22nd Floor Denver, CO 80202 Fax: 303.223.1111

All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served upon (i) two days after being deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, (ii) hand delivery, or (iii) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Tenant at:

C. Corwin Bromley
MarkWest Hydrocarbon, Inc.
155 Inverness Drive West, Suite 200
Englewood, CO 80112-5000
Fax: 303.925.9308

with a courtesy copy to:	and a courtesy copy to:
MarkWest Hydrocarbon, Inc. 155 Inverness Drive West, Suite 200 Englewood, CO 80112-5000 Fax: 303.925.9308 Attention: Office Administrator	Frank L. Robinson Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 17th Street, Suite 1600 Denver, CO 80202 Fax: 303.825.6525

If Tenant fails to designate an address, such notice may be mailed to Tenant’s Premises in the Building.  Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed.  The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

28.          SECURITY DEPOSIT.

28.1        The Security Deposit.  It is agreed that Tenant shall, no later than five (5) business days after the Commencement Date, deposit with Landlord, and will keep on deposit at all times during the term hereof, the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Security Deposit Amount”), as security for the payment by Tenant of the Rent herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease (the “Security Deposit”).  If, at any time during the term hereof, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use the Security Deposit, or so much thereof as is necessary, in payment of any Rent in default as aforesaid, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant’s default.  In the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the Security Deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease.  Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid Rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.  The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.  If Landlord applies any portion of the Security Deposit, as permitted in this Section 28, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount.  In the event the Security Deposit has not been used as aforesaid, the Security Deposit, or as much thereof as had not been used for such purposes, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant.  Landlord shall have the right to commingle the Security Deposit with other funds of Landlord.  Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord’s interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to the Security Deposit.  If claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance of such claims.

28.2        Letter of Credit.  Tenant may, at Tenant’s sole cost and expense, deliver, as the Security Deposit, an unconditional, irrevocable, standby letter of credit (the “Letter of Credit”), in an amount equal to the Security Deposit Amount (the “Letter of Credit Amount”), with an expiration date no earlier than one year after the Effective Date of this Lease, in a form approved, in advance, by Landlord.

(a)           The Letter of Credit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant.  The Letter of Credit shall state on its face that, notwithstanding the stated expiration date, the term of the Letter of Credit shall be automatically renewed for successive, additional one (1) year periods up to the Termination Date unless, at least forty-five (45) days prior to any such date of expiration, the issuing bank shall have given written notice to Landlord, by certified mail, return receipt requested at Landlord’s notice address stated in Section 27 above or such other address as Landlord shall have given to the issuing bank, that the Letter of Credit will not be renewed.  The failure of Tenant to cause the Letter of Credit to be renewed or reissued at least thirty (30) days prior to the expiration thereof shall constitute an Event of Default under this Lease.  The Letter of Credit shall be issued by a financial institution acceptable to Landlord in its reasonable discretion, which financial institution shall be a bank that accepts deposits, maintains accounts and will negotiate letters of credit.  The Letter of Credit must be presentable in New York, New York.  If there is an Event of Default by Tenant, including, without limitation, Tenant’s failure to renew the Letter of Credit at least thirty (30) days prior to the expiration thereof, or if Tenant has filed a voluntary petition under the Federal Bankruptcy Code or an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code that is not dismissed within sixty (60) days, Landlord may, without notice to Tenant, execute one or more drafts on the Letter of Credit and apply all or any portion of the Letter of Credit (i) toward fulfillment of Tenant’s unperformed covenants and/or obligations, including any Rent payable by Tenant that is not paid when due and/or (ii) in order to compensate Landlord for any and all direct losses and/or damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default.  Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.  If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 28.2, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 18, the same shall constitute an incurable Event of Default by Tenant.  After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant the Letter of Credit (and any unapplied cash balance of the Letter of Credit that had been previously drawn upon) provided that Landlord may retain the Letter of Credit (or previously drawn proceeds therefrom) until such time as any Rent due from Tenant in accordance with this Lease has been determined and paid in full by Tenant.

(b)           Tenant hereby waives the provisions of any Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund collateral or security for performance of a tenant’s obligations under a lease, and/or (ii) provide that Landlord may claim from collateral or security for performance of a tenant’s obligations under a lease only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified hereinabove and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any employee, agent, contractor or invitee of Tenant.  Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

(c)           Tenant acknowledges that Landlord has the right to sell, mortgage or otherwise convey its interests in the Building and in this Lease.  Tenant agrees that in the event of any such sale, mortgage or other transfer, Landlord shall have the right to transfer, assign and/or endorse the Letter of Credit to Landlord, Mortgagees or other transferees or assignees and, if Landlord transfers all rights to the Building, Tenant shall look solely to such parties for the return of the Letter of Credit in accordance with the terms of this Lease, subject to such parties agreeing to be bound by terms of this Section 28.2.  Tenant agrees further that, upon Landlord’s written request, it shall have the Letter of Credit issued, at Landlord’s sole cost and expense, in favor of Landlord’s Mortgagee or other transferee or assignee to be held by any such party in accordance with the terms of this Lease.

(d)           Subject to the provisions of this Section 28.2, and provided that Tenant has not failed to cure any Event of Default or breach of any provision of this Lease at any time prior to an applicable Reduction Date (defined below), then Tenant shall be entitled to reduce the Letter of Credit Amount in accordance with the following schedule:

Reduction Date	Reduced Letter of Credit Amount
The first (1st) day of the 37th month of the Primary Lease Term (the “First Reduction Date”)	$900,000.00
Each anniversary of the First Reduction Date during the Primary Lease Term (each, a “Subsequent Reduction Date”)	On each Subsequent Reduction Date, the Letter of Credit Amount shall be reduced by $100,000.00; provided, however, in no event shall the Letter of Credit Amount be reduced below $200,000.

The First Reduction Date and each Subsequent Reduction Date shall each be referred to individually as a “Reduction Date”.  In the event Tenant is eligible for a Letter of Credit reduction, Landlord shall, at Tenant’s sole cost and expense, and within fifteen (15) days after each Reduction Date, (i) release Tenant’s obligations under the Letter of Credit in an amount equal to the difference between the original Letter of Credit (or the Letter of Credit then-being held by Landlord, as applicable) and the reduced Letter of Credit amounts set forth above and (ii) execute any documents reasonably requested by Tenant to effectuate the partial release of the Letter of Credit.  Notwithstanding anything in this Lease to contrary, Landlord’s acceptance of a reduction of the Letter of Credit shall not constitute a waiver of any rights Landlord has under this Lease, nor a waiver of any of Tenant’s liability under this Lease.

29.          RULES AND REGULATIONS.

29.1        Rules.  Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit “D” attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

29.2        Enforcement.  The violation of any of such rules and regulations by Tenant shall be deemed an Event of Default of this Lease by Tenant, affording Landlord all those remedies set out herein.  Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit “D” or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.  Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner.

30.          RELOCATION OF TENANT.  [INTENTIONALLY DELETED].

31.          BROKERAGE.  Tenant and Landlord represent and warrant that they have dealt only with CRESA Partners-Denver, Inc., a Colorado corporation (“Tenant’s Broker”), as Tenant’s exclusive agent, and Means-Knaus Partners, L.P. and Fuller and Company (collectively, “Landlord’s Broker,” and together with Tenant’s Broker, collectively, the “Brokers”), as Landlord’s exclusive agent, in the negotiation of this Lease.  Landlord shall make payment of the brokerage fee due to the Brokers pursuant to and in accordance with a separate agreement with the Brokers.  Tenant and Landlord hereby agree to indemnify and hold each other (and the Landlord Indemnitees and the Tenant Indemnitees, as the case may be) harmless of and from any and all damages, losses, costs or expenses (including without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through Tenant or Landlord and arising out of or in connection with the negotiation, execution and delivery of this Lease.

32.          GENERAL PROVISIONS.

32.1        Late Charges; Default Rate.  Any rents or other amounts owing hereunder which are not paid within five (5) days after they are due shall bear interest at the rate of twenty-one percent (21%) per annum or at the rate which is three (3) percentage points above the then current prime interest rate published by U.S. Bank, National Association, whichever is lower (the “Default Rate”), from the due date of such payment until received by Landlord.  Similarly, any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall if not repaid by Tenant within ten (10) days after demand by Landlord, thereafter bear interest at the above rate until received by Landlord.  In the event Landlord does not receive any installment of Rent due under this Lease within five (5) days after the date such installment is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent.  The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder.  The parties further agree that the payment of late charges and the payment of interest provided for herein are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

32.2        Governing Law; No Jury Trial; Venue; Jurisdiction.  This Lease shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws principles.  Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Building is located, and agrees and consents to personal jurisdiction of the courts of the State of Colorado, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law.  No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived.  It is the intention of the parties that these provisions shall be subject to no exceptions.  By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial.  No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

32.3        Landlord’s Obligations on Sale of Building.  The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question.  In the event of any transfer or transfers of the title to the Building, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then-grantor) shall be automatically released, from and after the date of such transfer or conveyance, from all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that the grantee assumes the duty to perform Landlord’s covenants and obligations hereunder, and provided that any funds in which Tenant has an interest in the hands of Landlord or the then-grantor at the time of such transfer shall be turned over to the grantee.  Any amount then due and payable to Tenant by Landlord or the then-grantor under any provisions of this Lease shall be paid to Tenant at the time of any transfer or conveyance.  In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages.  Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.

32.4        Security System.  Landlord shall not be obligated to provide or maintain any security patrol or security system.  Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

32.5        No Light or Air Easements.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Building Complex shall in no way affect this Lease or impose any liability on Landlord.

32.6        Merger.  The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

32.7        Landlord’s Access to the Building Complex.  Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, halls, passageways and elevators of the Building.

32.8        Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent.

32.9        Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.

32.10      Section Headings.  The captions of each section are added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

32.11      Binding Effect.  Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.

32.12      Joint Obligations.  If the Tenant under this Lease is more than one entity or person, the obligations imposed upon Tenant under this Lease shall be joint and several.

32.13      No Accord and Satisfaction.  No act or thing done by Landlord or Landlord’s agent during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or thing shall be done by Landlord or a party designated in writing by Landlord as so authorized to act.  The delivery of keys to Landlord or Landlord’s agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises.  No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy available to Landlord.

32.14      Landlord’s Reserved Rights.  Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent:  (a) To change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (b) To install, affix and maintain all signs on the exterior and/or interior of the Building; (c) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) Upon reasonable notice to Tenant to display the Premises to prospective purchasers at reasonable hours at any time during the Primary Lease Term (or any extensions thereof) and to prospective tenants at reasonable hours during the last twelve (12) months of the Primary Lease Term (or any extensions thereof); (e) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (f) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (g) To close the Building after Ordinary Business Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes

32.15      No Representations.  Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed in this Lease, and that no amendment or modification of the Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant in the same manner as the execution of this Lease.

32.16      Exculpation.  Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to its interest in the Building Complex and no other real, personal or other property of Landlord or of the partners comprising Landlord, or of the officers, shareholders, directors, partners, or principals of such partners comprising Landlord shall be subject to levy, attachment, or execution, or otherwise sued to satisfy any judgment.  Tenant hereby waives any right to satisfy a judgment against Landlord except from Landlord’s interest in the Building Complex of which the Premises are a part.

32.17      Time is of the Essence.  Time is of the essence hereof.

32.18      Tenant Authority.  Tenant and the parties executing this Lease on behalf of the Tenant represent to Landlord that such parties are authorized to do so by requisite action of Tenant’s board of directors, or partners, as the case may be.  Within ten (10) business days after the Effective Date, Tenant shall deliver to Landlord, at Tenant’s cost, a certified copy of a company resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

32.19      Force Majeure.  Any obligation of Landlord or Tenant hereunder which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of Landlord or Tenant, as applicable (collectively, “Force Majeure”), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance; provided, however, in no event shall financial inability constitute an event of Force Majeure and, provided, further, that in no event shall an event of Force Majeure relieve Tenant of its obligation to make timely payments of Rent due hereunder.

32.20      No Recording.  Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord.  In the event that Tenant violates this provision, this Lease shall be null, void, and of no further force and effect, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.

32.21      Financial Reports.  Upon the request of Landlord, Tenant shall provide an annual financial report and balance sheet to Landlord for Tenant’s preceding fiscal year.

32.22      Counterparts.  This Lease may be executed in two or more duplicate originals.  Each duplicate original shall be deemed to be an original hereof, and it shall not be necessary for a party hereto to produce more than one such original as evidence hereof.

32.23      Assignment of Rents.  The Tenant does specifically allow and permit the Landlord to execute an Assignment Agreement, including a General Assignment of rents, and to assign this particular Lease.

32.24      Tenant or Lease-Specific Taxes.  Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all of Tenant’s income, leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises.  In the event that any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord as Additional Rent hereunder its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

32.25      No Option; Mortgagee Approval.

(a)           The submission of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease.  This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord’s execution of the same.

(b)           The effectiveness of this Lease is expressly conditioned upon Landlord obtaining the prior written consent of Landlord’s current Mortgagee

32.26      Survival.  The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or the Landlord Indemnitees  shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease.

32.27      Exhibits, Riders & Addenda.  The exhibits, riders and addenda set forth below shall be deemed to be a part of this Lease and hereby incorporated herein:

RIDER 1	—	ADDITIONAL PROVISIONS
EXHIBITS “A-1” — “A-3”	—	THE PREMISES
EXHIBIT “B”	—	THE TENANT WORK LETTER
EXHIBIT “C”	—	PARKING REGULATIONS
EXHIBIT “D”	—	RULES AND REGULATIONS

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

PARK CENTRAL PROPERTY LLC,
a Delaware limited liability company

By:	Beacon Capital Strategic Partners, L.P.,
a Delaware limited partnership,
its sole member and manager

	By:	BCP Strategic Partners, LLC,
a Delaware limited liability company,
its general partner

		By:	Beacon Capital Partners, L.P.,
a Delaware limited partnership,
its sole member

			By:	Beacon Capital Partners, Inc.,
a Maryland corporation,
its general partner

				By:	/s/ Jeremy B. Fletcher
				Name:	Jeremy B. Fletcher
				Title:	Senior Managing Director

TENANT:

MARKWEST ENERGY PARTNERS, L.P.,

a Delaware limited partnership

By:	/s/ Frank M. Semple

Name:	Frank M. Semple

Title:	President & CEO

NOTE — Tenant shall, pursuant to Section 32.18 of this Lease, deliver to Landlord, at Tenant’s cost, a certified copy of a company resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

RIDER 1

ADDITIONAL PROVISIONS

THIS RIDER 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Office Lease dated as of April 19, 2006 (the “Lease”), by and between PARK CENTRAL PROPERTY LLC, a Delaware limited liability company (“Landlord”) and MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (“Tenant”), for the Premises described in the Lease.

33.          DEFINED TERMS; FORCE AND EFFECT.  Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.  This Rider 1 forms a part of the Lease.  Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control.

34.          OPTION TO RENEW.

34.1        Grant of Option.  Provided (i) Tenant is not in default under the terms of the Lease at the time the renewal option is exercised or at the commencement of the Renewal Term (as hereinafter defined) and (ii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have one (1) option to renew the Lease for an additional period of sixty (60) months (the “Renewal Term”).  There shall be no additional renewal terms beyond the Renewal Term set forth herein.  Tenant must exercise its options to extend the Lease by giving Landlord written notice (the “Option Exercise Notice”) of its election to do so no earlier than fifteen (15) months, and no later than twelve (12) months, prior to the Termination Date.  Any Option Exercise Notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights.  Upon the timely giving of such notice, the term of the Lease shall be deemed extended without the need for further act or deed of either party.  If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to renew the term of the Lease, time being of the essence of this Section 34.  The extension options set forth herein are personal to the Tenant first named above (“Original Tenant”), and may only be exercised by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease).  All references to “Tenant” in this Section 34 shall mean Original Tenant only.

34.2        Terms and Conditions of Option.  The Renewal Term shall be on all the terms and conditions of the Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Renewal Term and Base Rent shall be increased (but not decreased) to the “Market Rent” as defined in Section 34.3 below.  Notwithstanding anything to the contrary herein, in no event shall the foregoing sentence result in a Base Rent reduction.  The operating expenses base for purposes of calculating operating expenses shall be the actual operating expenses for the first year of the Renewal Term.  Tenant shall have no further option to renew the term of the Lease other than the one (1) additional 5-year term herein provided.

34.3        Market Rent.  “Market Rent” means the annual amount per square foot (exclusive of operating expenses) that a willing tenant would pay and a willing landlord would accept in arm’s length bona fide negotiations, for lease of premises of like quality on the same terms and conditions, in a building of like quality and age and located in the Denver, Colorado central business district, for the specified period of time.  Landlord shall initially designate Market Rent and Landlord shall furnish data in support of such designation.  If Tenant disagrees with Landlord’s designation of a Market Rent, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, to submit such Market Rent to arbitration.  Market Rent shall be submitted to arbitration as follows:  Market Rent shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.  The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenant shall each notify the other of

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its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Denver Bar Association (or such organization as may succeed to said Denver Bar Association) and request him to select an impartial third arbitrator, who shall be an office building owner or a real estate broker dealing with like types of properties, to determine Market Rent as herein defined.  Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof.  Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally.  The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in an court of law in the State of Colorado; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside of the State of Colorado by certified mail, by nationally recognized overnight delivery service, or by personal service, provided a reasonable time for appearance is allowed.  If the dispute between the parties as to a Market Rent has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Market Rent, then Tenant shall pay Base Rent and other charges under the Lease based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

34.4        Rights Personal to Tenant.  Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder.  This option to renew is personal to Tenant.  In the event of any assignment or sublease of the Lease by Tenant, the option to renew shall be extinguished.

34.5        Self-Operative; Amendment to Lease.  Notwithstanding the fact that upon Tenant’s exercise of the herein option to renew the term of the Lease such renewal shall be self executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Base Rent payable in respect of such additional term may not be set forth in said amendment.  Subsequently, after such Base Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 34 unless otherwise specifically provided in such lease amendment.

35.          RIGHT OF FIRST OFFER.

35.1        Grant of Right.  Subject to the provisions of this Section 35, Landlord hereby grants to Tenant a one-time right of first offer to lease all space on the 4th Floor of Tower II of the Building that is contiguous to the Premises and all space on the 5th of Tower II of the Building (collectively, the “First Offer Space”).  Notwithstanding the foregoing, such first offer right of Tenant: (a) shall commence only following the expiration or earlier termination of the initial lease (or leases, as the case may be) of the First Offer Space, regardless of whether any such lease is executed prior to or after the date of the Lease, including the expiration of any renewal, extension or expansion rights set forth in any such lease, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease; and (b) shall be subject and subordinate to the rights granted to any other third-party prior to the Effective Date (the “Superior Right Holder”) to lease such First Offer Space.  Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 35.

35.2        Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) when the First Offer Space or any portion thereof becomes available for lease to third parties, but only if the Superior Right Holder does not wish to lease such space.  Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions upon which Landlord is willing to lease such space to Tenant (collectively, the “Economic Terms”).

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35.3        Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the Economic Terms.  Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant in the First Offer Notice.  Tenant may not elect to lease only a portion of the space offered in the First Offer Notice, even if the space described in the First Offer Notice comprises an area larger than the First Offer Space or an area that does not comprise the entire First Offer Space.  If Tenant does not so notify Landlord within the 10-day period, then Landlord shall be free to lease and/or re-lease all or any portion of the First Offer Space from time to time to anyone to whom Landlord desires on any terms Landlord desires.

35.4        Construction In First Offer Space.  Except as otherwise described in the First Offer Notice, Tenant shall take the First Offer Space in its “as is” condition, and the construction of improvements in the First Offer Space shall comply with the terms of Section 9 of the Lease.

35.5        Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to the Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 35.  Except as otherwise provided in the Economic Terms in the First Offer Notice, Tenant shall commence payment of rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in the First Offer Notice.

35.6        Termination of Right of First Offer.  The rights contained in this Section 35 shall be personal to Original Tenant, and may only be exercised by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease).  All references to “Tenant” in this Section 35 shall mean Original Tenant only.  The right of first offer granted herein shall terminate as to the entire First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to any portion of the First Offer Space as offered by Landlord, as described in Section 35.2 above.  Tenant shall not have the right to lease First Offer Space, as provided in this Section 35, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under the Lease or Tenant has previously been in default under the Lease more than once.

36.          ROOFTOP AND RISERS RIGHTS.  So long as Tenant is not in default under the Lease, Tenant shall have certain non-exclusive rights to use designated areas of the rooftop of the Building and designated areas of the risers of the Building (collectively, the “License Area”) for Tenant’s telecommunications cabling and equipment; provided, however, as a pre-condition to Tenant’s use of the License Area, Tenant shall sign and deliver to Landlord Landlord’s then-current form License Agreement setting forth Landlord’s terms and conditions for Tenant’s use of the License Area (the “License Agreement”).  At any time during the Primary Lease Term, Tenant shall be permitted, at no additional charge, to place up to two (2) dishes in the License Area on the terms and conditions set forth in the License Agreement.

37.          LANDLORD’S WORK.

37.1        Landlord’s Work.  Landlord shall, at Landlord’s sole cost and expense, complete the following work in the Premises (collectively, “Landlord’s Work”):

(a)           Repair or replace damaged window film which has been applied to the interior portion of certain windows throughout the Premises;

(b)           Repair or replace damaged base board heaters and heating covers and grills throughout the Premises; and

(c)           Repair or replace damaged or missing window blinds throughout the Premises.

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As used in this Section 37, “Damaged” shall mean (i) generally in a state of disrepair, (ii) inoperable for its intended use or (iii) inconsistent, in Landlord’s good faith judgment, with the aesthetic standard of the Building.  If Landlord and Tenant are unable to agree upon whether or not a particular portion of the Premises is damaged for purposes of this letter agreement, Landlord’s good faith and reasonable determination shall be binding.

37.2        Building Standard; AS-IS.  Landlord’s Work shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with the permitted use of the Premises.  In order to insure the consistent quality and appearance of the Building, the style, color and items to be used in the construction and installation of the Landlord’s Work shall be made in Landlord’s sole discretion.  Subject to provisions of Section 1.2 of the Lease, Tenant shall be conclusively deemed to have accepted Landlord’s Work “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of Landlord’s Work.

37.3        Right of Entry to the Premises for Construction; Tenant’s Responsibilities.  To the extent that preparation for and performance of Landlord’s Work requires access, work or construction within or through the Premises, Landlord and Landlord’s representative and contractors shall have the right to enter the Premises at all times to perform such work, and Tenant agrees that such entry and work shall not constitute an eviction of Tenant in whole or in part and that Base Rent, Additional Rent and other sums due and payable by Tenant under the Lease with respect to the Premises shall in no way be abated or reduced by reason of inconvenience, annoyance, disturbance or injury to business of Tenant due to such access, work, construction or otherwise.  Tenant shall cooperate with Landlord and Landlord’s contractors to allow such work and shall move Tenant’s trade fixtures, furnishings and equipment as requested by Landlord or Landlord’s contractors.

37.4        Care During Construction.  Tenant shall save and protect Landlord’s Work from damage caused in whole or in part by acts or omissions of Tenant, its employees, agents, contractors, subcontractors, assigns, lessees, licensees and agents (collectively, and together with Tenant, “Tenant’s Responsible Parties”), during the design and construction of Tenant’s Work.  Tenant shall be solely responsible for any and all damage to Landlord’s Work arising by, through or under Tenant’s Responsible Parties.

37.5        No Other Landlord Obligations.  Other than for Landlord’s obligations as set forth in this Section 37, Landlord shall have no obligation for the completion or improvement of the Premises.

[The remainder of this page intentionally left blank]

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EXHIBIT “A-1”

THE 4TH FLOOR PREMISES

(TOWER II)

PARK CENTRAL TOWER 2

FLOOR OCCUPANCY SUMMARY
DENVER, COLORADO
4-1-2006

OCCUPIED · VACANT · OPTION OR PREF. · PROPOSED · CORRIDOR EXTENSION

SUITE 400
MARKWEST HYDROCARBON
USABLE 12260.10 S.F.
N.R.A. = 14301 S.F.

FLOOR
4

SCALE 0 5 10 20 30 40

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EXHIBIT “A-2”

THE 6TH FLOOR PREMISES

(TOWER II)

PARK CENTRAL TOWER 2

FLOOR OCCUPANCY SUMMARY
DENVER, COLORADO
1-1-2006

OCCUPIED
VACANT
OPTION OR PREF.
PROPOSED
CORRIDOR EXTENSION
SUITE 600
MARKWST HYDROCARBON
USABLE 15363.55 S.F.
N.R.A. = 17,139 S.F.
MATCHLINE PCL___6DWG
MATCHLINE PCL___6DWG
PLAN NORTH
FLOOR
6
SCALE
0 5 10 20 30 40

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EXHIBIT “A-3”

THE 7TH FLOOR PREMISES

(TOWER II)

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EXHIBIT “B”

TENANT WORK LETTER

[attached]

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EXHIBIT “C”

PARKING REGULATIONS

1.             Provided Tenant is not in default under the Lease and has not violated the rules and regulations set forth in this Exhibit “C” and any attachment hereto, as amended or supplemented in any fashion by Landlord from time to time in its sole and absolute discretion (the “Parking Rules”), then during the term of the Lease, Tenant and its employees and business invitees visiting or conducting business at the Premises shall be entitled, on a non-exclusive and non-reserved basis, to the use within the Building’s parking structure and surface parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Building or for no parking) of that number of parking spaces which is set forth under Section 22 of the Lease.  Without limiting the generality of the foregoing, Landlord reserves the right to designate all surface parking area and all covered parking area within the Building’s parking structure (excluding only Tenant’s reserved parking stalls) as reserved parking stalls for other occupants of the Building.  Tenant agrees that, except as specifically provided to the contrary in the Lease, Landlord may from time to time and at any time impose charges for parking at or about the Building.  Landlord’s current monthly parking charges at the Building are One Hundred Fifty Dollars ($150) per space for unreserved parking and One Hundred Ninety Dollars ($190) per space for reserved parking.

2.             Tenant and its employees and business invitees shall not park any vehicle in any stall designated for the exclusive use of any other person and Tenant further agrees to employ reasonable measures to assure that its employees do not park in any such stall.  Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers within fifteen (15) days after the Commencement Date and thereafter notify Landlord of any change in such list within five (5) days after such change occurs.  Tenant agrees to assume responsibility for compliance by its employees with all Parking Rules and for all losses (including the loss of parking entrance key-cards, if any) and other damages caused by Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees occurring during or relating to any use of the Building’s parking facilities.  In addition to all other remedies available to Landlord under the Lease, at law or in equity, in the event any of Tenant’s employees park in violation of the Parking Rules, Landlord may charge Tenant a “violation fee” therefor set by Landlord from time to time.  Landlord’s current violation fee is Thirty Dollars ($30) per automobile for each day or partial day each such vehicle is so parked in violation of the Parking Rules.  Tenant hereby authorizes Landlord to tow away from the Building or attach violation stickers, devices or notices to any vehicle belonging to Tenant or its employees which Landlord in good faith determines is parked in violation of the Parking Rules.  All costs of any such towing or violation device and all applicable violation fees shall be payable by Tenant immediately upon demand by Landlord and, at Landlord’s option, such payment may be required prior to the release of the towed vehicle to its owner.

3.             A condition of any parking shall be compliance by the vehicle operator with all Parking Rules, including displaying any sticker or complying with any other identification system from time to time established by Landlord.  Landlord expressly reserves the right to refuse to permit any person or vehicle in violation of the Parking Rules to enter or remain in the parking areas of the Building and to demand return therefrom of all parking stickers or other identification supplied by Landlord and Tenant hereby agrees to assist Landlord in enforcing all Parking Rules.

4.             In the event any surcharge, regulatory fee or parking tax is at any time (even at a time when no parking charges are otherwise due under Paragraph 1 above) imposed by any governmental authority, Tenant shall pay all such amounts applicable to Tenant’s parking privileges hereunder to Landlord either in advance on the first day of each calendar month concurrently with its monthly Rent installments or as otherwise billed from time to time by Landlord.

5.             All parking privileges hereunder are personal to Tenant and, accordingly, in the event Tenant assigns or sublets all or any portion of the Premises, all of the same shall be reduced proportionately based on the Rentable Area so assigned or sublet and any assignee or subtenant of Tenant shall receive only then prevailing parking privileges at the full then prevailing rates therefor.

[current parking rules attached]

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CURRENT PARKING RULES

1.             Cars must be parked entirely within painted stall lines.

2.             All directional signs and arrows must be observed.

3.             All posted speed limits for the parking areas shall be observed.  If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.             Parking is prohibited:

                                (a)           in areas not striped for parking;

                                (b)           in aisles;

                                (c)           where “no parking” signs are posted;

                                (d)           on ramps;

                                (e)           in cross-hatched areas; and

                                (f)            in such other areas as may be designated by Landlord.

5.             Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.                                       Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.  There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.                                       Every parker is required to park and lock his or her own car.  All responsibility for damage to cars or persons is assumed by the parker.

8.                                       Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.                                       Parking spaces are for the express purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicle by the parker and/or such person’s agents is prohibited.  The parking areas shall not be used for overnight or other storage for vehicles of any type, provided however, during the initial Term Tenant may from time to time park one (1) company automobile overnight.

10.                                 Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s agents or representatives who willfully refuse to comply with the Parking Rules and/or all applicable governmental ordinances, laws or agreements.

11.                                 Tenant shall acquaint its employees and visitors with the Parking Rules, as they may be in effect from time to time.

12.                                 Any monthly rate for rental of a parking space shall be paid one month in advance prior to the first day of such month.  Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days a parker does not use the parking facilities.

13.                                 Each parker shall pay a reasonable deposit for any parking card issued to such person.  Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost.  Such deposit shall be returned without interest, at the time such person ceases to utilize the parking facilities, upon surrender of the parking card.  A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.

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EXHIBIT “D”

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of the Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1.             The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant’s agents or employees, or used for any purpose other than ingress to and egress from the Premises.

2.             Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord.  Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant.  Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord.  In the event Tenant’s movers damage the elevator or any part of the Building, Tenant shall, upon demand, pay to Landlord the amount required to repair said damage.

3.             No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building’s equipment, shall be moved into the Premises.

4.             Safes and other equipment, the weight of which is excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

5.             During the entire term of this Lease, Tenant shall at Tenant’s expense install and maintain under each and every caster chair a chair pad to protect the carpeting.

6.             No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord; but there shall be no obligation or duty on the part of Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building.  A Directory in a conspicuous place, with the name of Tenant will be provided by Landlord; any necessary revision to this Directory will be made by Landlord at Tenant’s expense, within a reasonable time after notice from Tenant of the change making the revision necessary.  No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord.  Landlord shall have the right to remove all nonpermitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

7.             Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of property insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

8.             Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or persons whomsoever.  The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

9.             Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended; and any damage resulting to the same from misuse on the part of Tenant or Tenant’s agents or employees shall be paid for by Tenant.  No person shall waste water by tying back or wedging the faucets or in any other manner.

10.           Except for seeing eye dogs for the blind and hearing dogs for the deaf, no animals shall be allowed in the offices, halls, corridors and elevators of the Building.  No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

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11.           Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors, and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

12.           Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant’s agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.  Tenant, except in case of fire or other emergency, shall not open any outside window.

13.           No additional lock or locks shall be placed by Tenant on any door in the Building without Landlord’s written consent.  A reasonable number of keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord; and neither Tenant nor Tenant’s agents or employees shall have any duplicate keys made.  At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

14.           No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent.  Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways.

15.           No awnings shall be placed over any window.

16.           If any Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord’s agents will direct the electricians as to where and how the wire may be introduced; and without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Tenant’s expense.

17.           Tenant shall not install or operate any steam or gas engine or boiler in the Premises.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Building Complex.

18.           Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours.  Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

19.           Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building; and any defacement, damage or injury caused by Tenant or Tenant’s agents or employees shall be paid for by Tenant.

20.           Landlord shall at all times have the right, by and through Landlord’s officers or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant’s Lease Term, place upon the doors and windows of the Premises the notice “For Rent,” which notice shall not be removed by Tenant.

21.           Tenant and its employees shall use ordinary care to safeguard their belongings by locking the Premises when not in use and during times other than Ordinary Business Hours, by locking their automobiles, and by taking reasonable precautions with respect to items such as handbags, wallets and other valuables.

22.           Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations for the use and care of the Premises, the Building and the Building Complex.  Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord.  In the event of any breach of any rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies set forth in this Lease in the event of default by Tenant.

23.           No smoking, of any kind, is permitted in any portion of the Premises.

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